UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2017

Alaska Communications Systems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 297-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the funding of the Credit Facility described in Item 2.03, Alaska Communications Systems Holdings, Inc. (“Alaska Communications”) repaid all amounts outstanding under the Credit Agreement, dated September 14, 2015, between Alaska Communications, as the borrower, Alaska Communications Systems Group, Inc. (the “Parent” or the “Company”) and certain of the Parent’s direct and indirect subsidiaries, as guarantors, CoBank, ACB, as administrative agent, ING Capital LLC, as syndication agent, and the lenders party thereto (the “First Lien Credit Agreement”), as well as the Second Lien Credit Agreement, dated September 14, 2015, between Alaska Communications, as borrower, the Parent and certain of the Parent’s direct and indirect subsidiaries, as guarantors, Crystal Financial LLC, as administrative agent, and the lenders party thereto (the “Second Lien Credit Agreement”). The First Lien Credit Agreement, which has been terminated as of March 28, 2017, provided for a $65 million first lien term loan facility, together with a $10 million revolving credit facility, and the Second Lien Credit Agreement, which has been terminated as of March 28, 2017, provided for a $25 million second lien term loan facility. The outstanding principal balances under the First Lien Credit Agreement and the Second Lien Credit Agreement prior to their repayment on March 28, 2017 were $61.75 million and $25 million, respectively.

The parties to the First Lien Credit Agreement, including CoBank, ACB and ING Capital LLC, are parties to the Credit Agreement described in Item 2.03, have in the past performed, and may in the future perform, investment banking, financial advisory, lending, or commercial banking services, or other services for the Parent, Alaska Communications and their subsidiaries, for which they receive, have received, and may in the future receive, compensation and expense reimbursement.

The information set forth in Item 2.03 of this report is hereby incorporated by reference under this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2017, Alaska Communications, as borrower, entered into a credit agreement with the Parent and certain of the Parent’s direct and indirect subsidiaries, as guarantors, ING Capital LLC, as administrative agent, and the lenders party thereto (the “Credit Agreement”), to provide debt financing in the form of a revolving facility in an aggregate amount at any one time outstanding not to exceed $15 million, including a letter of credit subfacility and swingline subfacility with commitment limitations based on amounts drawn under the revolving facility (collectively, the “Revolving Facility”), a term loan facility (A-1) in the aggregate amount not to exceed $120 million (the “Term A-1 Facility”) and term loan facility (A-2) in the aggregate amount not to exceed $60 million (the “Term A-2 Facility”, and collectively with the Revolving Facility and Term A-1 Facility, the “Credit Facility”).

On March 28, 2017, Alaska Communications satisfied conditions precedent to the disbursement of funds by the lenders under the Credit Agreement, and borrowed an aggregate principal amount of $180 million under the Credit Facility. Alaska Communications used approximately $86.75 million of the net proceeds, together with approximately $0.75 million cash on hand, to repay Alaska Communications’ outstanding indebtedness under the First Lien Credit Agreement and Second Lien Credit Agreement. In addition, $94 million of the proceeds are to be used to finance the purchase or repayment at maturity of the 6.250% convertible notes of the Parent having a due date of May 1, 2018 (the “Convertible Notes”) (including through payment relating to the tender offer for the Convertible Notes launched on March 17, 2017 (the “Tender Offer”)), which proceeds were disbursed into and are being held in a full dominion account. Such proceeds will be released to purchase or repay principal of the Convertible Notes.

Amounts outstanding under the Term A-1 Facility bear an interest rate of LIBOR plus 5%, and amounts outstanding under the Term A-2 Facility bear an interest rate of LIBOR plus 7%, each with a LIBOR floor of 1%.

Principal payments are due quarterly commencing December 31, 2017. The Term A-1 Facility begins amortization at the rate of 1.25% per quarter for approximately two years and stepping up thereafter. The Term A-2 Facility begins amortization at the rate of 0.25% per quarter for approximately three years and stepping up thereafter.

For more information regarding the Credit Facility, please see the complete text of the related Credit Agreement, which has been filed as Exhibit 10.1 to, and the description thereof in, the Company’s Current Report on Form 8-K dated March 15, 2017.

The information set forth in Item 1.02 of this report is hereby incorporated by reference under this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Items 1.02 and 2.03 of this report is hereby incorporated by reference under this Item 2.04.

Forward-Looking Statements

The information herein includes certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes, our ability to meet the terms and conditions of the Credit Agreement and the Credit Facility, draw down funds under and repay the Credit Facility and continue to meet applicable requirements, our ability to complete the Tender Offer for the Convertible Notes or otherwise repurchase the Convertible Notes or make repurchases of shares of common stock under the Company’s repurchase plan or otherwise, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt (including pursuant to our refinanced credit arrangements) and refinance as required, labor negotiations, including renegotiating our collective bargaining agreement, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company’s relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s SEC filings, including, but not limited to, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Copies of the Company’s SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com or at the SEC’s website, www.sec.gov.

This Current Report on Form 8-K shall not constitute an offer to purchase, or a solicitation of an offer to sell, securities. The Tender Offer may be made only pursuant to the terms and conditions of the Company’s Offer to Purchase, dated March 17, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) and the other related Tender Offer materials. An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Tender Offer has been filed with the SEC. Holders of the Convertible Notes are encouraged to read the Schedule TO, as may be amended, and its exhibits carefully before making any decision with respect to the Tender Offer because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Tender Offer materials are available free of charge at the website of the SEC at www.sec.gov. In addition, the Company will provide copies of the Schedule TO and related Tender Offer materials upon request free of charge to holders of the Convertible Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

March 31, 2017	By:	/s/ Leonard A. Steinberg
Name: Leonard A. Steinberg
Title: Corporate Secretary